Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333- _____) on Form S-3 and related Prospectus of Vuzix Corporation of our report dated March 16, 2020 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Vuzix Corporation appearing in the Annual Report on Form 10-K of Vuzix Corporation for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

February 2, 2021